John H. Lively

The Law Offices of John H. Lively & Associates, Inc .

A member firm of The 1940 Act Law GroupTM

11300 Tomahawk Creek Parkway, Suite 310

Leawood, KS 66211

Phone: 913.660.0778 Fax: 913.660.9157

john.lively@1940actlawgroup.com

March 2, 2015

Valued Advisers Trust

2960 N. Meridian St., Suite 300

Indianapolis, Indiana 46208

Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Sound Mind Investing Fund, the SMI Conservative Allocation Fund (previously the Sound Mind Investing Balanced Fund) and the SMI Dynamic Allocation Fund, each a series portfolio of Valued Advisers Trust (the “Trust”), which is included in Post-Effective Amendment No. 196 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-151672), and Amendment No. 197 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22208), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.